Exhibit 99.1

Media Contact:

Steve Sturgeon

QLogic Corporation

858.472.5669

steve.sturgeon@qlogic.com

Investor Contact:

Doug Naylor

QLogic Corporation

949.542.1330

doug.naylor@qlogic.com

QLOGIC REPORTS FIRST QUARTER RESULTS FOR FISCAL YEAR 2016

ALISO VIEJO, Calif., July 30, 2015—QLogic Corp. (Nasdaq:QLGC), a leading supplier of high performance network infrastructure solutions, today announced its first quarter financial results for the period ended June 28, 2015.

Net revenue for the first quarter of fiscal 2016 was $113.4 million compared to $119.4 million in the same quarter last year. Revenue from Advanced Connectivity Platforms was $102.6 million during the first quarter of fiscal 2016 compared to $104.7 million in the same quarter last year.

Net income on a GAAP basis for the first quarter of fiscal 2016 was $2.6 million, or $0.03 per diluted share, compared to $6.0 million, or $0.07 per diluted share, for the first quarter of fiscal 2015. Net income on a non-GAAP basis for the first quarter of fiscal 2016 was $16.5 million, or $0.19 per diluted share, compared to $18.5 million, or $0.21 per diluted share, for the first quarter of fiscal 2015.

“We are disappointed with our first quarter financial performance. Our first quarter results were adversely impacted by lower than expected demand due to weakness in our traditional enterprise server and storage markets, and operational issues including an inventory build-up primarily at a major OEM customer that was not identified on a timely basis,” said Prasad Rampalli, president and chief executive officer, QLogic. “We have taken actions to address these execution areas where we fell short and also plan to take actions over the next few months to reduce our operating costs by streamlining our business and prioritizing our investments. We remain committed to our strategy and will continue to focus on our core and expansion markets to deliver long-term growth and enhance shareholder value.”

QLogic uses certain non-GAAP financial measures to supplement financial statements based on GAAP. A summary of these non-GAAP financial measures and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, as well as a description of the reasons that management believes that these non-GAAP financial measures provide useful information to investors and the additional purposes for which management uses these non-GAAP financial measures, is presented in the accompanying financial schedules.

QLogic’s first quarter fiscal 2016 conference call is scheduled for today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Prasad Rampalli, president and chief executive officer, and Jean Hu, senior vice president and chief financial officer, will host the conference call. The call is being webcast live via the Internet at http://ir.qlogic.com and will include certain prepared materials. Phone access to participate in the conference call is available at (877) 876-9177, passcode: 7530923.

The financial information and the prepared materials that the company intends to discuss during the conference call will be available on the company’s website at http://ir.qlogic.com for twelve months following the conference call. A replay of the webcast will also be available at http://ir.qlogic.com for twelve months.

Follow QLogic @ twitter.com/qlogic

QLogic – the Ultimate in Performance

QLogic (Nasdaq:QLGC) is a global leader and technology innovator in high performance server and storage networking connectivity products. Leading OEMs and channel partners worldwide rely on QLogic for their server and storage networking solutions. For more information, visit www.qlogic.com.

Disclaimer – Forward-Looking Statements

This press release contains statements relating to future results of the company (including certain beliefs and projections regarding business and market trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation, the company’s belief that the actions taken or planned will adequately address its operational issues and result in reduced operating costs and its belief that continued focus on its core and expansion markets will deliver long-term growth and enhance shareholder value. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied in the forward-looking statements. The company advises readers that these potential risks and uncertainties include, but are not limited to: potential fluctuations in operating results; gross margins that may vary over time; unfavorable economic conditions; the stock price of the company may be volatile; the company’s dependence on the networking markets served; the company’s ability to compete effectively with other companies; the company’s dependence on a small number of customers; the ability to maintain and gain market or industry acceptance of the company’s products; the company’s dependence on sole source and limited source suppliers; the company’s dependence on relationships with certain third-party subcontractors and contract manufacturers; uncertain benefits from strategic business combinations, acquisitions and divestitures; the ability to attract and retain key personnel; the complexity of the company’s products; declining average unit sales prices of comparable products; sales fluctuations arising from customer transitions to new products; seasonal fluctuations and uneven sales and purchasing patterns with our customers and suppliers; changes in the company’s tax provisions or adverse outcomes resulting from examination of its income tax returns; international economic, currency, regulatory, political and other risks; facilities of the company and its suppliers and customers are located in areas subject to natural disasters; the ability to protect proprietary rights; the ability to satisfactorily resolve any infringement claims; a reduction in sales efforts by current distributors; declines in the market value of the company’s marketable securities; changes in and compliance with regulations; difficulties in transitioning to smaller geometry process technologies; the use of “open source” software in the company’s products; system security risks, data protection breaches and cyber-attacks; and the company’s ability to borrow under its credit agreement is subject to certain covenants.

More detailed information on these and additional factors that could affect the company’s operating and financial results are described in the company’s Forms 10-K, 10-Q and other reports filed, or to be filed, with the Securities and Exchange Commission. The company urges all interested parties to read these reports to gain a better understanding of the business and other risks that the company faces. The forward-looking statements contained in this press release are made only as of the date hereof, and the company does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

QLogic and the QLogic logo are registered trademarks of QLogic Corporation. Other trademarks and registered trademarks are the property of the companies with which they are associated.

QLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited — in thousands, except per share amounts)

	Three Months Ended
	June 28, 2015	June 29, 2014
Net revenues	$113,405	$119,449
Cost of revenues	47,067	48,754

Gross profit	66,338	70,695

Operating expenses:
Engineering and development	35,606	37,821
Sales and marketing	15,486	16,034
General and administrative	7,076	8,900
Special charges	1,079	2,544

Total operating expenses	59,247	65,299

Operating income	7,091	5,396
Interest and other income, net	359	142

Income before income taxes	7,450	5,538
Income tax expense (benefit)	4,894	(462)

Net income	$2,556	$6,000

Net income per share:
Basic	$0.03	$0.07
Diluted	$0.03	$0.07
Number of shares used in per share calculations:
Basic	87,334	87,395
Diluted	88,914	88,253

QLOGIC CORPORATION

RECONCILIATION OF GAAP NET INCOME TO

NON-GAAP NET INCOME

(unaudited — in thousands, except per share amounts)

	Three Months Ended
	June 28, 2015	June 29, 2014
GAAP net income	$2,556	$6,000
Items excluded from GAAP net income:
Stock-based compensation	5,987	5,540
Amortization of acquisition-related intangible assets	3,636	4,448
Amortization of license fee	617	699
Acquisition-related charges	—	771
Special charges	1,079	2,544
Income tax adjustments	2,642	(1,516)

Total non-GAAP adjustments	13,961	12,486

Non-GAAP net income	$16,517	$18,486

Net income per diluted share:
GAAP net income	$0.03	$0.07
Adjustments	0.16	0.14

Non-GAAP net income	$0.19	$0.21

Non-GAAP Financial Measures

The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with generally accepted accounting principles (GAAP). The non-GAAP financial measures presented exclude the items summarized in the above table. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results and that these items are not indicative of the company’s on-going core operating performance.

The company has presented non-GAAP net income and non-GAAP net income per diluted share, on a basis consistent with its historical presentation, to assist investors in understanding the company’s core net income and core net income per diluted share on an on-going basis. These non-GAAP financial measures may also assist investors in making comparisons of the company’s core net profitability with historical periods and comparisons of the company’s core net profitability with the corresponding results for competitors. Management believes that non-GAAP net income and non-GAAP net income per diluted share are important measures in the evaluation of the company’s profitability. These non-GAAP financial measures exclude the adjustments described in the above table, and thus provide an overall measure of the company’s on-going net profitability and related profitability on a per diluted share basis.

Management uses non-GAAP net income and non-GAAP net income per diluted share in its evaluation of the company’s core after-tax results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. In addition, the company prepares and maintains its budgets and forecasts for future periods on a basis consistent with these non-GAAP financial measures. Management believes that providing these non-GAAP financial measures allows investors to view the company’s financial results in the way that management views the financial results.

The non-GAAP financial measures presented herein have certain limitations in that they do not reflect all of the costs associated with the operations of the company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the company may be different from the non-GAAP financial measures used by other companies.

For additional information on the items excluded from the non-GAAP financial measures and why the company believes that these non-GAAP financial measures provide useful supplemental information to investors, the company refers you to the Form 8-K regarding this release filed today with the Securities and Exchange Commission.

A summary of the non-GAAP adjustments presented in the table above by the financial statement line impacted is as follows:

(unaudited – in thousands)	Three Months Ended
	June 28, 2015	June 29, 2014
Non-GAAP Adjustments:
Cost of revenues:
Stock-based compensation	$250	$355
Amortization of acquisition-related intangible assets	3,467	4,448
Amortization of license fee	617	699
Acquisition-related charges	—	771

Total cost of revenue adjustments	4,334	6,273

Operating expenses:
Engineering and development:
Stock-based compensation	3,274	2,971
Sales and marketing:
Stock-based compensation	1,201	1,010
Amortization of acquisition-related intangible assets	169	—
General and administrative:
Stock-based compensation	1,262	1,204
Special charges	1,079	2,544

Total operating expense adjustments	6,985	7,729

Total non-GAAP adjustments before income taxes	11,319	14,002
Income tax adjustments	2,642	(1,516)

Total non-GAAP adjustments	$13,961	$12,486

QLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited — in thousands)

	June 28, 2015	March 29, 2015
ASSETS
Current assets:
Cash and cash equivalents	$92,199	$115,241
Marketable securities	216,676	201,174

Total cash and marketable securities	308,875	316,415
Accounts receivable, net	84,951	87,436
Inventories	38,649	29,978
Deferred tax assets	12,146	12,545
Other current assets	23,020	21,802

Total current assets	467,641	468,176
Property and equipment, net	79,013	78,501
Goodwill	167,232	167,232
Purchased intangible assets, net	73,974	77,659
Deferred tax assets	33,412	36,335
Other assets	20,757	20,752

	$842,029	$848,655

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,263	$40,497
Accrued compensation	17,563	22,476
Accrued taxes	1,753	2,711
Other current liabilities	11,629	11,718

Total current liabilities	70,208	77,402
Accrued taxes	14,753	14,516
Other liabilities	7,792	9,721

Total liabilities	92,753	101,639

Stockholders’ equity:
Common stock	217	215
Additional paid-in capital	1,000,999	983,579
Retained earnings	1,725,220	1,722,664
Accumulated other comprehensive loss	(412)	(99)
Treasury stock	(1,976,748)	(1,959,343)

Total stockholders’ equity	749,276	747,016

	$842,029	$848,655

QLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited — in thousands)

	Three Months Ended
	June 28, 2015	June 29, 2014
Cash flows from operating activities:
Net income	$2,556	$6,000
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	10,616	12,180
Stock-based compensation	5,987	5,540
Deferred income taxes	3,400	4,076
Asset impairments	—	1,011
Other non-cash items	539	581
Changes in operating assets and liabilities:
Accounts receivable	2,517	(18,880)
Inventories	(8,671)	(7,679)
Other assets	(134)	77
Accounts payable	2,218	416
Accrued compensation	(4,913)	(7,235)
Accrued taxes, net	(3,081)	(5,418)
Other liabilities	(1,567)	(7,291)

Net cash provided by (used in) operating activities	9,467	(16,622)

Cash flows from investing activities:
Purchases of available-for-sale securities	(50,639)	(51,759)
Proceeds from sales and maturities of available-for-sale securities	34,209	48,932
Purchases of property and equipment	(10,782)	(8,989)

Net cash used in investing activities	(27,212)	(11,816)

Cash flows from financing activities:
Proceeds from issuance of common stock under stock-based awards	16,497	1,440
Minimum tax withholding paid on behalf of employees for restricted stock units	(5,062)	(3,298)
Purchases of treasury stock	(17,856)	—
Other financing activities	1,124	(80)

Net cash used in financing activities	(5,297)	(1,938)

Net decrease in cash and cash equivalents	(23,042)	(30,376)
Cash and cash equivalents at beginning of period	115,241	91,258

Cash and cash equivalents at end of period	$92,199	$60,882

QLOGIC CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(unaudited — in thousands)

Net Revenues

A summary of the company’s revenue components is as follows:

	Three Months Ended
	June 28, 2015	June 29, 2014
Advanced Connectivity Platforms	$102,556	$104,701
Legacy Connectivity Products	10,849	14,748

	$113,405	$119,449